Exhibit 99.4

REVOCABLE PROXY

FIDELITY & TRUST FINANCIAL CORPORATION

This Proxy is solicited on behalf of the Board of Directors

The undersigned hereby makes, constitutes and appoints                                  and                                     , and each of them (with the power of substitution), proxies for the undersigned to represent and to vote, as designated below, all shares of common stock of Fidelity & Trust Financial Corporation (the “Company”) which the undersigned would be entitled to vote if personally present at the Company’s Special Meeting of Shareholders to be held on                                 , 2008 and at any postponement or adjournment thereof.

1.                                      The Merger and the Merger Agreement

☐ FOR   ☐ AGAINST       ☐ ABSTAIN The proposal to approve and adopt the Agreement and Plan of Merger, pursuant to which (i) the Company will be merged with and into Woodmont Holdings, Inc., a wholly owned subsidiary of Eagle Bancorp, Inc., and each outstanding share of the Company’s common stock will automatically and without further action be converted into shares of Eagle Bancorp, Inc. common stock, as provided in the Agreement and Plan of Merger.

2.                                      Adjournment of the Special Meeting

☐ FOR   ☐ AGAINST       ☐ ABSTAIN the proposal to adjourn the special meeting to a later date or dates to permit further solicitation of proxies in the event there are not sufficient votes at the time of the special meeting to approve the agreement and plan of merger and the merger contemplated thereby

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder.  If no direction is made, this proxy will be voted FOR the proposal set forth above.  In addition, this proxy will be voted at the discretion of the persons named as proxy herein upon any other matter properly brought before the Special Meeting or any adjournment or postponement thereof.

Important: Please date and sign your name(s) as addressed, and return this proxy in the enclosed envelope. When signing as executor, administrator, trustee, guardian, etc., please give full title as such. If the shareholder is a corporation, the proxy should be signed in the full corporate name by a duly authorized officer whose title is stated.

Signature of Shareholder

Signature of Shareholder

Dated:	, 2008

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY

IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

☐ Please check here if you plan to attend the Special Meeting.